EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2006, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Aastrom Biosciences, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2006.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
February 12, 2007